Exhibit 99.1

VBI Vaccines Announces $2 Million Registered Direct Offering Priced At-the-Market Under Nasdaq Rules

CAMBRIDGE, Mass. (April 9, 2024) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease, today announced that it has entered into definitive agreements for the sale and issuance of 2,272,728 common shares (or pre-funded warrants in lieu thereof) of VBI at an offering price of $0.88 per common share (or per pre-funded warrant in lieu thereof), in a registered direct offering priced at-the-market under the Nasdaq rules. In a concurrent private placement, VBI will issue unregistered warrants to purchase up to 2,272,728 common shares. The warrants have an exercise price of $0.76 per share, will be exercisable on the date of issuance, and will expire five years following the date of issuance. The closing of the offering is expected to occur on or about April 11, 2024, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to VBI from this offering are expected to be approximately $2 million, before deducting the placement agent’s fees and other offering expenses. VBI intends to use the net proceeds from this offering for working capital and general corporate purposes.

A “shelf” registration statement (File Number 333-267109) relating to the offered securities being offered in the registered direct offering (but not the unregistered warrants and the shares of common stock underlying the unregistered warrants) was filed with the Securities and Exchange Commission (“SEC”) on August 26, 2022 and was declared effective on September 6, 2022. The offering of the securities in the registered direct offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of an effective registration statement. A prospectus supplement and accompanying prospectus relating to the registered direct offering will be filed with the SEC. Electronic copies of the prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

The unregistered warrants described above are being offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying such unregistered warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the unregistered warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VBI Vaccines Inc.

VBI Vaccines Inc. (“VBI”) is a biopharmaceutical company driven by immunology in the pursuit of powerful prevention and treatment of disease. Through its innovative approach to virus-like particles (“VLPs”), including a proprietary enveloped VLP (“eVLP”) platform technology and a proprietary mRNA-launched eVLP (“MLE”) platform technology, VBI develops vaccine candidates that mimic the natural presentation of viruses, designed to elicit the innate power of the human immune system. VBI is committed to targeting and overcoming significant infectious diseases, including hepatitis B, coronaviruses, and cytomegalovirus (CMV), as well as aggressive cancers including glioblastoma (GBM). VBI is headquartered in Cambridge, Massachusetts, with research operations in Ottawa, Canada, and a research and manufacturing site in Rehovot, Israel.

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such forward-looking statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the Company’s ability to complete of the registered direct offering and satisfy the customary closing conditions, the ability to use of the gross proceeds from the registered direct offering for the intended use, the Company’s ability to regain and maintain compliance with the listing standards of the Nasdaq Capital Market, the Company’s ability to satisfy all of the conditions to the consummation of the transactions with Brii Biosciences, the Company’s ability to comply with its obligations under its loan agreement with K2 HealthVentures, the impact of general economic, industry or political conditions in the United States or internationally; market and other conditions, the impact and continuing effects of the COVID-19 epidemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to successfully manufacture and commercialize PreHevbrio/PreHevbri; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of pipeline candidates and the commercialization of PreHevbrio/PreHevbri; the ability to obtain appropriate or necessary regulatory approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 13, 2023, and filed with the Canadian security authorities at sedar.com on March 13, 2023, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com